                                                                       EXHIBIT 5

THE SECURITIES EVIDENCED BY THIS INSTRUMENT AND THE SECURITIES ISSUABLE UPON EXERCISE THEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"). THE SECURITIES MAY NOT BE SOLD OR OFFERED FOR SALE (A) IN THE ABSENCE OF (I) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE ACT, (II) A "NO ACTION" LETTER OF THE SECURITIES AND EXCHANGE COMMISSION AND AN EXEMPTION FROM APPLICABLE STATE AND FOREIGN SECURITIES LAWS. WITH RESPECT TO SUCH SALE OR OFFER, OR (III) AN EXEMPTION UNDER THE ACT AND APPLICABLE STATE AND FOREIGN SECURITIES LAWS OR (B) UNLESS SOLD PURSUANT TO RULE 144 UNDER THE ACT. NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN SECURED BY THE SECURITIES.



Warrant No. 3                                       Number of Shares:  1,000,000
Date of Issuance:  January 9, 2001                       (subject to adjustment)


                                PLC SYSTEMS INC.


                        WARRANT TO PURCHASE COMMON SHARES

         PLC Systems Inc., a Yukon Territory corporation (the "COMPANY"), for value received, hereby certifies that Edwards Lifesciences Corporation, a Delaware corporation, or its registered assigns ("EDWARDS"), is entitled, subject to the terms set forth below, to purchase from the Company, at any time after the date hereof and on or before the fifth anniversary of the date hereof, up to 1,000,000 (as adjusted from time to time) common shares without par value (the "COMMON SHARES"), of the Company, pursuant to the provisions of this warrant (the "WARRANT"), at a purchase price of $3.50 per share (as adjusted from time to time, the "PURCHASE PRICE"). The shares purchasable upon exercise of this Warrant, as adjusted from time to time pursuant to the provisions of this Warrant, are sometimes referred to herein as the "WARRANT SHARES."

         This Warrant is issued pursuant to the Securities Purchase Agreement, dated as of January 7, 2001 (the "SECURITIES PURCHASE AGREEMENT"), by and between Edwards and the Company.

         1. EXERCISE.

         (a) MANNER OF EXERCISE. This Warrant may be exercised by the holder of this Warrant (the "HOLDER"), in whole or in part, by surrendering this Warrant and the duly executed Notice of Exercise attached hereto as EXHIBIT A, at the principal office of the Company, or at such other office or agency as the Company may designate, together with payment in full of an amount equal to the Purchase Price multiplied by the number of the Warrant Shares to be purchased upon such exercise (the "AGGREGATE PURCHASE PRICE"). The Purchase Price shall be paid to the Company by certified check or wire transfer of immediately available funds.

         (b) EFFECTIVE TIME OF EXERCISE. Each exercise of this Warrant shall be deemed to have been effected immediately prior to the close of business on the day on which this Warrant is surrendered to the Company and the Aggregate Purchase Price paid as provided in Section 1(a). Subject to Section 4(a), at such time, the person or persons in whose name or names any certificates for Warrant Shares shall be issuable, shall be deemed to have become the holder or holders of record of the Warrant Shares evidenced by such certificates.

         (c) NO FRACTIONAL SHARES. No fractional shares will be issued in connection with any exercise hereunder. In lieu of any fractional shares which would otherwise be issuable, the Company shall pay cash equal to the product of such fraction multiplied by the fair market value of one Warrant Share on the date of exercise, as determined in good faith by the Board of Directors of the Company.

         (d) DELIVERY TO HOLDER. As soon as practicable after the exercise of this Warrant, and in any event within ten (10) business days thereafter, the Company shall cause to be issued in the name of, and delivered to, the Holder, or as such Holder (upon payment by such Holder of any applicable transfer taxes) may direct:

              (i) a certificate or certificates evidencing the number of Common Shares to which such Holder shall be entitled, and

              (ii) in case of a partial exercise, a new warrant of like tenor, calling in the aggregate on the face thereof for the number of Common Shares equal (without giving effect to any adjustment therein) to the number of such shares called for on the face of this Warrant minus the number of such shares in respect of which the Warrant has been previously exercised.

         2. COVENANTS AS TO COMMON SHARES. The Company hereby covenants and agrees as follows:

         (a) This Warrant is, and any Warrants issued in substitution for or replacement of this Warrant will upon issuance be, duly authorized, validly issued and fully paid and non-assessable.

         (b) All Warrant Shares which may be issued upon the exercise of the rights represented by this Warrant will, upon issuance, be duly authorized, validly issued, fully paid and non-assessable and free from all taxes, liens and charges with respect to the issue thereof.

         (c) During the period within which the rights represented by this Warrant may be exercised, the Company will at all times have authorized and reserved at least 100% of the Common Shares needed to provide for the exercise of the rights then represented by this Warrant.

         (d) The Company shall secure the listing of the Warrant Shares upon the American Stock Exchange as required by the Securities Purchase Agreement and shall maintain, so long as any other Common Shares shall be so listed, such listing of all Warrant Shares from time to time issuable upon the exercise of this Warrant; and the Company shall so list on each national securities exchange or automated quotation system, as the case may be, and shall maintain such listing of, any other shares of capital stock of the Company issuable upon the exercise of this Warrant if and so long as any shares of the same class shall be listed on such national securities exchange or automated quotation system.

         (e) The Company will not, by amendment of its Articles of Continuance or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities, or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed by it hereunder, but will at all times in good faith assist in the carrying out of all the provisions of this Warrant. Without limiting the generality of the foregoing, the Company will take all such actions as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and non-assessable Common Shares upon the exercise of this Warrant.

         (f) This Warrant will be binding upon any entity succeeding to the Company by merger, consolidation or acquisition of all or substantially all of the Company's assets.

         3. ADJUSTMENTS. The Purchase Price and the number of Common Shares issuable upon exercise of this Warrant shall be adjusted from time to time as follows:

         (a) MERGER, SALE OF ASSETS, ETC. A recapitalization, reorganization, merger or consolidation of the Company with or into another corporation in which the Company is not the surviving entity, merger or consolidation in which the Company is the surviving entity but the shares of the Company's capital stock outstanding immediately prior to the merger or consolidation are converted into other property, whether in the form of securities, cash, or otherwise, or sale or transfer of all or substantially all of the Company's assets is referred to herein as an "ORGANIC CHANGE." In the event of an Organic Change, lawful provision shall be made so that the Holder shall be entitled to receive upon exercise of this Warrant, the number of shares of stock or other securities or property of the successor entity resulting from such Organic Change that a holder of the Common Shares deliverable upon exercise of this Warrant would have been entitled to receive in such Organic Change if this Warrant had been exercised immediately before such Organic Change, all subject to further adjustment as provided in this Section 3. The foregoing provisions of this
Section 3(a) shall similarly apply to successive Organic Changes and to the stock or securities of any other entity that are at the time receivable upon the exercise of this Warrant. If the per-share consideration payable to the holder of Common Shares in connection with any such transaction is in a form other than cash or marketable securities, then the value of such consideration shall be determined in good faith by the Company's Board of Directors and a copy of the resolutions reflecting such determination shall be provided to the Holder. In all events, appropriate adjustment (as determined in good faith by the Company's Board of Directors) shall be made in the application of the provisions of this Warrant with respect to the rights and interests of the Holder after the transaction, to the end that the provisions of this Warrant shall be applicable after that event, as near as reasonably may be, in relation to any shares or other property deliverable after that event upon exercise of this Warrant.

         (b) RECLASSIFICATION, ETC. If the Company, by reclassification of securities or otherwise, changes any of the securities as to which purchase rights under this Warrant exist into the same or a different number of securities of any other class or classes, this Warrant shall thereafter represent the right to acquire such number and kind of securities as would have been issuable as the result of such change with respect to the securities as would have been issuable as the result of such change with respect to the securities that were subject to the purchase rights under this Warrant immediately prior to such reclassification or other change and the Purchase Price therefor shall be appropriately adjusted, all subject to further adjustment as provided in this Section 3.

         (c) SPLIT, SUBDIVISION OR COMBINATION OF SHARES. If the Company changes (by any stock split, recapitalization, combination, reverse stock split or otherwise) the securities as to which purchase rights under this Warrant exist, into a different number of securities of the same class, the Purchase Price for such securities shall be proportionately decreased in the case of a split or subdivision or proportionately increased in the case of a combination or reverse stock split.

         (d) ADJUSTMENTS FOR DIVIDENDS IN STOCK OR OTHER SECURITIES OR PROPERTY. If the holders of the securities as to which purchase rights under this Warrant exist at the time shall have received, or, on or after the record date fixed for the determination of eligible stockholders, shall have become entitled to receive, without payment therefor, other or additional stock or other securities or property (other than cash) of the Company by way of dividend, then in each case, this Warrant shall represent the right to acquire, in addition to the number of shares of the security receivable upon exercise of this Warrant, and without payment of any additional consideration therefor, the amount of such other or additional stock or other securities or property (other than cash) of the Company that the Holder would have held on the date of such exercise had it been the holder of record of the security receivable upon exercise of this Warrant on the date hereof and had thereafter, during the period from the date hereof to and including the date of such exercise, retained such shares and/or all other additional stock available by it as aforesaid during such period, giving effect to all adjustments called for during such period by the provisions of this Section 3.

         (e) ADJUSTMENTS FOR COMMON SHARES ISSUE. If the Company issues Common Shares for a consideration per Common Share less than the Fair Value per Common Share on the date of issuance of such additional Common Shares, the Purchase Price shall be adjusted in accordance with the following formula:


                                                         C
                                                         -
                            P'   =    P     x      O  +  M
                                                   -------
                                                      A


where:

         P'       =       the adjusted Purchase Price

         P        =       the then current Purchase Price

         O        =       the number of Common Shares outstanding immediately
                          prior to the issuance of such additional Common Shares

         C        =       the aggregate consideration received for the issuance
                          of such additional Common Shares

         M        =       the Fair Value of one Common Share on the date of
                          issuance of such additional Common Shares

         A        =       the number of Common Shares outstanding immediately
                          after the issuance of such additional Common Shares

The adjustment shall be made successively whenever any such issuance is made, and shall become effective immediately after such issuance, PROVIDED that in the event the adjustment set forth above would result in a Purchase Price less than $0.88 (as adjusted by the occurrence of any of the events set forth in subsections (a)-(d) of this Section 3 (as adjusted, the "Minimum Purchase Price")), the Purchase Price shall be adjusted to the Minimum Purchase Price. This subsection (e) does not apply to any sale or issuance of securities pursuant to (i) subsections (a)-(d) of this Section 3, (ii) the exercise of the Warrants, or the conversion or exchange of other securities convertible or exchangeable for Common Shares the issuance of which caused an adjustment to be made under Section 3(f), or (iii) an employee stock option plan, stock purchase plan or similar benefit program, or any sale or issuance to directors, employees or consultants, so long as such sales or issuances of Common Shares, in the aggregate, do not exceed, in any five-year period, 20%, on a fully diluted basis, of the outstanding equity shares of the Company as of the date hereof.

         (f) ADJUSTMENTS FOR CONVERTIBLE SECURITIES ISSUE. If the Company issues any securities convertible into or exchangeable for Common Shares for a consideration per Common Share initially deliverable upon conversion or exchange of such securities less than the Fair Value per Common Share on the date of issuance of such securities, the Purchase Price shall be adjusted in accordance with the following formula:

                                                            C  +  E
                                                            -------
                               P'   =    P     x      O  +  M
                                                      -------
                                                      O  +  D

where:

         P'       =        the adjusted Purchase Price

         P        =        the then current Purchase Price

         O        =        the number of Common Shares outstanding immediately
                           prior to the issuance of such securities

         C        =        the aggregate consideration received for the issuance
                           of such securities

         E        =        the minimum amount of consideration required to be
                           paid to convert or exchange such securities into or for Common Shares

         M        =        the Fair Value of one Common Share on the date of
                           issuance of such securities

         D        =        the maximum number of Common Shares deliverable upon
                           conversion or in exchange for such securities at the initial conversion or exchange rate

The adjustment shall be made successively whenever any such issuance is made, and shall become effective immediately after such issuance, PROVIDED that in the event the adjustment set forth above would result in a Purchase Price less than the Minimum Purchase Price, the Purchase Price shall be adjusted to the Minimum Purchase Price. If all of the Common Shares deliverable upon conversion or exchange of such securities have not been issued when such securities are no longer outstanding, then the Purchase Price shall promptly be readjusted to the Purchase Price which would then be in effect had the adjustment upon the issuance of such securities been made on the basis of the actual number of shares of Common Shares issued upon conversion or exchange of such securities.

         (g) CONSIDERATION RECEIVED. If the consideration received by the Company for issuances of securities pursuant to subsections (e) and (f) of this
Section 3 is in a form other than cash or marketable securities, then the value of such consideration shall be determined in good faith by the company's Board of Directors and a copy of the resolutions reflecting such determination shall be provided to the Holder.

         (h) ADJUSTMENT IN NUMBER OF COMMON SHARES. When an adjustment to the Purchase Price is required to be made pursuant to this Section 3, the number of Common Shares purchasable upon the exercise of this Warrant shall be adjusted to the number determined by dividing (i) an amount equal to the number of Common Shares issuable upon the exercise of this Warrant immediately prior to such adjustment multiplied by the Purchase Price in effect immediately prior to such adjustment by (ii) the Purchase Price in effect immediately after such adjustment.

         (i) CERTIFICATE AS TO ADJUSTMENTS. Upon the occurrence of each adjustment or readjustment pursuant to this Section 3, the Company at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and furnish to the Holder a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Company shall, upon the written request, at any time, of the Holder, furnish or cause to be furnished to the Holder a like certificate setting forth: (i) such adjustments and readjustments;
(ii) the Purchase Price at the time in effect; and (iii) the number of shares and the amount, if any, of other property that at the time would be received upon the exercise of the Warrant.

         (j) NO IMPAIRMENT. The Company will not, by any voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but will at all times in good faith assist in the carrying out of all the provisions of this Section 3 and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the Holder against impairment.

         4. TRANSFERS.

         (a) UNREGISTERED SECURITY. The Holder acknowledges that this Warrant and the Warrant Shares have not been registered under the Securities Act of 1933, as amended (the "ACT"), and agrees not to sell, pledge, distribute, offer for sale, transfer or otherwise dispose of this Warrant or any Warrant Shares
(i) in the absence of (x) an effective registration statement for the securities under the Act, (y) a "no action" letter of the Securities and Exchange Commission and an exemption from applicable state and foreign securities laws with respect to such sale or offer, or (z) an exemption under the Act and applicable state and foreign securities laws or (ii) unless such sale is made pursuant to Rule 144 under the Act. Each certificate or other instrument for Common Shares issued upon the exercise of this Warrant shall bear a legend substantially to the foregoing effect unless and until the Warrant Shares have been registered.

         (b) TRANSFERABILITY OF WARRANT. Subject to the provisions of this Warrant described herein, this Warrant and all rights hereunder may be transferred in whole or in part without the prior written consent of the Company.

         (c) TRANFERABILITY OF WARRANT SHARES. The Holder shall not sell, pledge, distribute, offer for sale, transfer or otherwise dispose of any Warrant Share within 33 days of its issuance by the Company to the Holder.

         (d) WARRANT REGISTER. The Company shall maintain at its principal offices (or such other office or agency of the Company as it may designate), a register for this Warrant, in which the Company shall record the name and address of the person in whose name this Warrant has been issued, as well as the name and address of each transferee. The Company may treat the person in whose name any Warrant is registered on the register as the owner and holder thereof for all purposes, notwithstanding any notice to the contrary, but in all events recognizing any transfers made in accordance with the terms of this Warrant.

         (e) EXCHANGE OF WARRANT UPON A TRANSFER. On surrender of this Warrant for exchange, properly endorsed on the Assignment Form attached hereto as EXHIBIT B, and subject to the provisions of this Warrant, the Company at its expense shall promptly issue to or on the order of the Holder a new warrant or warrants of like tenor, in the name of the Holder or as the Holder (on payment by the Holder of any applicable transfer taxes) may direct, for the number of shares issuable upon exercise hereof.

         5. NOTICES OF CERTAIN TRANSACTIONS. If (a) the Company takes any action or enters into any transaction contemplated by Section 3(a)-(f) or (b) there is a voluntary or involuntary dissolution, liquidation or winding-up of the Company, then, and in each such case, the Company will mail or cause to be mailed to the Holder a notice specifying, as the case may be, (i) the date on which a record is to be taken for the purpose of such dividend, distribution or right, and stating the amount and character of such dividend, distribution or right, or (ii) the effective date on which such Organic Change, reclassification of or change to securities, dissolution, liquidation or winding-up is to take place, and the time, if any is to be fixed, as of which the holders of record of its Common Shares are to be determined. Such notice shall be sent at least fifteen (15) business days prior to the record date or effective date for the event specified in such notice.

         6. REPLACEMENT OF WARRANTS. Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and (in the case of loss, theft or destruction) upon delivery of an indemnity agreement in an amount reasonably satisfactory to the Company, or (in the case of mutilation) upon surrender and cancellation of this Warrant, the Company will issue, in lieu thereof, a new warrant of like tenor.

         7. NOTICES. All notices, demands, requests, consents, approvals or other communications required or permitted to be given hereunder or which are given with respect to this Warrant shall be in writing and shall be delivered (charges prepaid, receipt confirmed or return receipt requested (if available)) by hand, by nationally recognized air courier service, by certified mail or facsimile, addressed as set forth below or to such other address as such party shall have specified most recently by written notice. Notice shall be deemed given and effective (i) if delivered by hand or by nationally recognized courier service, when delivered at the address specified in this Section 7 (or in accordance with the latest unrevoked written direction from such party), (ii) if by certified mail, upon mailing or (iii) if given by facsimile when such facsimile is transmitted to the fax number specified in this Section 7 (or in accordance with the latest unrevoked written direction from such party), provided the appropriate confirmation is received.

                  To PLC:

                           PLC Systems Inc.
                           10 Forge Park
                           Franklin, MA 02038
                           Attention:  Chief Executive Officer
                           Fax:  (508) 541-7990
                  with a copy (which shall not constitute notice) to:

                           Hale and Dorr LLP
                           60 State Street
                           Boston, MA  02109
                           Attention:  Steven D. Singer, Esq.
                           Fax: (617) 526-5000

                  To Purchaser:

                           Edwards Lifesciences Corporation
                           One Edwards Way
                           Irvine, California 92614
                           Attention:  Associate General Counsel
                           Fax: (949) 250-6850

                  with a copy (which shall not constitute notice) to:

                           Skadden, Arps, Slate, Meagher & Flom LLP
                           300 South Grand Avenue, Suite 3400
                           Los Angeles, California  90071-3144
                           Attention: Joseph J. Giunta, Esq.
                           Fax:   (213) 687-5600

         8. AMENDMENTS AND MODIFICATIONS; WAIVERS AND EXTENSIONS.

         (a) No amendment, modification or termination of this Warrant shall be binding upon any other party unless executed in writing by the parties hereto intending to be bound thereby.

         (b) Any party to this Warrant may waive any right, breach or default which such party has the right to waive; PROVIDED that such waiver will not be effective against the waiving party unless it is in writing, is signed by such party, and specifically refers to this Warrant. Waivers may be made in advance or after the right waived has arisen or the breach or default waived has occurred. Any waiver may be conditional. No waiver of any breach of any agreement or provision herein contained shall be deemed a waiver of any preceding or succeeding breach thereof nor of any other agreement or provision herein contained. No failure or delay in exercising any right, power or privilege hereunder shall be deemed a waiver or extension of the time for performance of any other obligations or acts nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

         9. INTERPRETATION. When a reference is made in this Warrant to a Section or Exhibit, such reference shall be to a Section or Exhibit of this Warrant unless otherwise indicated. The titles and headings contained in this Warrant are for reference purposes only and shall not affect in any way the meaning or interpretation of this Warrant. When the words "includes" or "including" are used in this Warrant, they shall be deemed to be followed by the words "without limitation."

         10. GOVERNING LAW; JURISDICTION AND CONSENT TO SERVICE. This Warrant shall be governed by, interpreted under, and construed in accordance with the internal laws of the State of New York, including, without limitation, Sections 5-1401, 5-1402 of the New York General Obligations Law and New York Civil Practice Laws and Rules 327(b).

         In accordance with the laws of the State of New York, and without limiting the jurisdiction or venue of any other court, the Holder and the Company (a) agree that any suit, action or proceeding arising out of or relating to this Warrant shall be brought solely in the state or federal courts of New York; (b) consent to the exclusive jurisdiction of each such court in any suit, action or proceeding relating to or arising out of this Warrant; (c) waive any objection which any of them may have to the laying of venue in any such suit, action or proceeding in any such court; and (d) agree that service of any court paper in any such suit, action or proceeding may be made in any manner as may be provided under the applicable laws or court rules governing service of process in such court.

                                       PLC SYSTEMS INC.


                                       By: /s/ JAMES G. THOMASCH
                                           --------------------------------
                                           Name: James G. Thomasch
                                           Title: Senior Vice President and
                                                  Chief Financial Officer

                                                                       EXHIBIT A


                               NOTICE OF EXERCISE

To:      PLC Systems Inc.

         The undersigned hereby irrevocably, subject to the terms and conditions contained in the attached Warrant, elects to purchase ___________ Common Shares of PLC Systems Inc., pursuant to the provisions of Section 1 of the attached Warrant, and tenders herewith payment of the Aggregate Purchase Price for such shares in full, in cash.

         In exercising this Warrant, the undersigned hereby confirms and acknowledges that the Common Shares are being acquired solely for the account of the undersigned and the undersigned will not offer, sell or otherwise dispose of any of the Common Shares in contravention of Section 4 of the Warrant.

         Please issue a certificate or certificates representing said Common Shares in the name of the undersigned or in such other name as is specified below.

                                       ------------------------------
                                       (Name)

                                       ------------------------------
                                       (Name)


         Please issue a new warrant for the unexercised portion of the attached Warrant in the name of the undersigned:

                                       ------------------------------
                                       (Name)

Dated:
        ----------------------------   ------------------------------
                                       Signature

                                                                       EXHIBIT B

                                 ASSIGNMENT FORM


         FOR VALUE RECEIVED, the undersigned registered owner of this Warrant hereby sells, assigns and transfer unto the Assignee named below the attached Warrant, together with all of the rights of the undersigned under the Warrant, with respect to the number of Common Shares set forth below:

NAME OF ASSIGNEE                     ADDRESS                    NO. OF SHARES



and does hereby irrevocably constitute and appoint ____________________ Attorney to make such transfer on the books of PLC Systems Inc., maintained for the purpose, with full power of substitution in the premises.

         The undersigned also represents that, by assignment hereof, the Assignee acknowledges that this Warrant and the securities to be issued upon exercise hereof are being acquired for investment and that the Assignee will not offer, sell or otherwise dispose of this Warrant or any securities to be issued upon exercise hereof in contravention of Section 4 of the Warrant. Further, the Assignee has acknowledged that upon exercise of this Warrant, the Assignee shall, if requested by the Company, confirm in writing, in a form satisfactory to the Company, that the securities so purchased are being acquired for investment and not with a view toward distribution or resale.


Dated:
        -------------------


                                          -------------------------------------
                                          Signature of Holder

                                          Note:  The above signature should
                                          correspond exactly with the name
                                          on the face of the attached Warrant.



                                      B-1